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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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FOR IMMEDIATE RELEASE

Walter Hewlett Responds to Most Recent Letter
From Hewlett-Packard to Stockholders

Reiterates $14 to $17 more value per share with “Focus and Execute” Strategy1

Palo Alto, CA, February 22, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today issued the following statement in response to Hewlett-Packard Company’s (NYSE: HWP) most recent letter to stockholders:

In its most recent letter to HP stockholders (the fourth this week), HP continues its unseemly campaign to attack me rather than attempt to support the merits, or lack thereof, of its proposed merger with Compaq.

As we have been meeting with investors throughout this process we have learned that stockholders share our concerns about the proposed merger and also share our priorities for the company’s direction if the merger is rejected.

We believe a “Focus and Execute” strategy provides $14 to $17 greater value per share than the proposed merger with Compaq.[1]

Under the “Focus and Execute” strategy HP could achieve a higher earnings per share than with the Compaq merger because there is NO massive dilution from issuing $25 billion of equity to Compaq stockholders and no revenue loss. In addition, it does not subject the company, its stockholders, its employees and its customers to the enormous integration risks inherent in the proposed Compaq merger.

1Based on assumptions outlined in a report titled “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the SEC on 2/19/02.

-more-

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

FORWARD-LOOKING STATEMENTS

The views expressed in this release are judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

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     Joele Frank, Wilkinson Brimmer Katcher
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